UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

FORWARD INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

On June 13, 2014, Forward Industries, Inc. issued the following memorandum to its employees:

Memorandum

date:	June 13, 2014
to:	All Forward Employees
from:	Robert Garrett, Jr.
re:	Recent Board Matters

You may have heard about some recent events relating to the Board of Directors of Forward Industries.  One of Forward’s directors, Terry Wise, has submitted a Nomination Letter to the Company seeking to nominate himself and three additional people for election as director at Forward’s 2014 Annual Shareholders Meeting.  The remainder of the Board has certain concerns about Mr. Wise’s nomination letter and has raised those concerns.  This dispute is ongoing and may continue for some time, until the 2014 Annual Shareholders Meeting is held, which currently has not been scheduled.  You may be hearing more in the news about this, and some of it may be negative.

This board matter does not affect the Company’s current operations or your daily job duties.  Let me remind you that the very best thing you can do in a situation like this is to continue your outstanding performance for the Company.  It is imperative that we all continue to remain focused on the business despite what distractions this activity may produce via the web and other media.  For our Forward team it remains business as usual.  I appreciate that everyone will continue to do their best during this time.

If you have any questions regarding this matter, or anything else, please do not hesitate to ask me directly.

Best,

Rob

Important Additional Information
The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2014 Annual Meeting of Shareholders. Information concerning such participants is available in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders filed with the SEC on August 29, 2013. Shareholders are advised to read the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders and other relevant documents when they become available, because they will contain important information. You can obtain free copies of these documents from the Company as described above.